UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2025

APA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40144	86-1430562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2000 W Sam Houston Pkwy S, Suite 200
Houston, Texas 77042-3643
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange
	Symbol(s)	on which registered
Common Stock, $0.625 par value	APA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2025, the Board of Directors of APA Corporation (the “Company”) appointed Ben C. Rodgers to the role of executive vice president and chief financial officer, effective as of May 12, 2025 (the “Effective Date”). Stephen J. Riney, who currently holds the role of president and chief financial officer, will continue to serve as the Company’s president on the Effective Date. On April 14, 2025, the Company issued a press release announcing this appointment, a copy of which is filed herewith as Exhibit 99.1.

Mr. Rodgers, 45, most recently served as the Company’s senior vice president of Finance and Treasurer since April 2024, having been senior vice president, Treasurer, Midstream and Marketing since January 2020 and vice president and Treasurer since May 2018. He currently serves on the board of Khalda Petroleum Company, a joint venture of one of the Company’s subsidiaries. He also previously served as CFO and Treasurer and a member of the board of directors of Altus Midstream Company, a previous subsidiary of the Company, from November 2018 until February 2022 and continued as a director of Kinetik Holdings Inc. until April 2024. Prior to joining the Company, he served as senior vice president of EIG Global Energy Partners from 2016 until 2018, having previously served in various leadership roles with Concho Resources from 2012 until 2016, including vice president of Commodities and Midstream and vice president and Treasurer. Mr. Rodgers previously worked in the Investment Banking division at J.P. Morgan Securities and in the Advisory Services group at EY.

In connection with Mr. Rodgers’s appointment and commensurate with his position and responsibilities, the MD&C Committee approved for him (i) an annual base salary of $625,000 effective as of the Effective Date, (ii) a target annual incentive compensation opportunity (expressed as a percentage of his annual base salary) of 100% effective as of the Effective Date, and (iii) a target long-term incentive compensation opportunity of 350% effective as of January 1, 2026.

Mr. Rodgers (i) has no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, (ii) is not a party to any related person transaction with the Company, and (iii) has no arrangements or understandings with any other person pursuant to which he was selected as an officer of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Press Release of APA Corporation dated April 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APA CORPORATION

Dated:	April 14, 2025	By:	/s/ Kimberly O. Warnica
Kimberly O. Warnica
Executive Vice President and Chief Legal Officer